Groupon Announces $244 Million Financing Transaction
June 18, 2025

Chicago, Illinois--(June 18, 2025) - Groupon, Inc. (NASDAQ: GRPN) announced that it has entered into privately negotiated agreements with certain of the holders (the "Offering Participants") of its existing (a) 1.125% Convertible Senior Notes due 2026 (the "2026 Notes") and (b) 6.25% Convertible Senior Secured Notes due 2027 (the "2027 Notes") to (i) exchange an aggregate principal amount of $20,000,000 of 2026 Notes for an aggregate principal amount of $20,000,000 newly issued series of 4.875% Convertible Senior Notes due 2030 (the "2030 Notes") and (ii) exchange an aggregate principal amount of $150,000,000 of 2027 Notes for an aggregate principal amount of $224,071,000 2030 Notes (such transactions, the "Exchange").

The 2030 Notes will be senior unsecured obligations of Groupon and will be issued pursuant to an indenture to be entered into by and between Groupon and U.S. Bank National Association, as trustee (the “2030 Notes Indenture”). The 2030 Notes Indenture will contain certain customary non-financial covenants, including payment of principal and interest on the 2030 Notes, maintenance of corporate existence, and delivery of required reports and information to the trustee. The 2030 Notes will accrue interest payable semiannually in arrears. The 2030 Notes will be convertible into cash, shares of Groupon’s common stock, par value $0.0001 per share (“Common Stock”) or a combination of cash and shares of Common Stock, at Groupon’s election. The Exchange is expected to close on or around July 2, 2025, subject to and following the satisfaction of customary closing conditions. In the aggregate, Groupon expects to issue $244,071,000 aggregate principal amount of 2030 Notes to the Offering Participants.

The initial conversion rate of the 2030 Notes will be 18.5031 shares of Common Stock per $1,000 principal amount of 2030 Notes (equivalent to an initial conversion price of approximately $54.04 per share), subject to customary adjustments. The initial conversion price of the 2030 Notes represents a premium of approximately 50.0% over the Nasdaq closing price of Groupon’s Common Stock on June 17, 2025.

On or after July 2, 2028, Groupon may redeem for cash all or any portion of the 2030 Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Groupon provides a notice of redemption at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

Prior to the close of business on the business day immediately preceding March 31, 2030, the 2030 Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2025, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of 2030 Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events, including a fundamental change. On or after March 31, 2030, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 2030 Notes may convert all or any portion of their 2030 Notes regardless of the foregoing conditions. If Groupon undergoes a "fundamental change," holders of the 2030 Notes may require Groupon to repurchase for cash all or any portion of their 2030 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2030 Notes to be repurchased, plus accrued and unpaid interest if any, to, but excluding, the fundamental change repurchase date. In addition, upon the occurrence of a "make-whole fundamental change," Groupon will, in certain circumstances, increase the conversion rate by a number of additional shares of Common Stock for a holder that elects to convert its 2030 Notes in connection with such make-whole fundamental change.

In addition, the holders of approximately 76% of the outstanding aggregate principal amount of 2027 Notes have agreed to vote in favor of certain proposed amendments to the indenture governing the 2027 Notes (the “Proposed Amendments”). The Proposed Amendments have the effect of deleting substantially all of the restrictive covenants and related events of default and releasing all of the collateral securing the Company and the guarantors’ obligations under the 2027 Notes. The Proposed Amendments will be contained in a supplemental indenture to be executed upon settlement of the Exchange.

Neither the 2030 Notes, nor any shares of Groupon's Common Stock potentially issuable upon conversion of the 2030 Notes, have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

J. Wood Capital Advisors LLC served as advisor to Groupon in the Exchange.

Winston & Strawn LLP served as legal counsel to Groupon in the Exchange.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the 2030 Notes, Groupon's Common Stock potentially issuable upon conversion of the 2030 Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the terms of the 2030 Notes and the Exchange. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "possible," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Groupon undertakes no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by Groupon's management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. There can be no assurance that Groupon will be able to complete the Exchange transactions on acceptable terms, or at all. Actual results may differ materially from historical results or those anticipated or predicted by Groupon's forward-looking statements as a result of various important factors, including, but not limited to, whether or not Groupon will be able to consummate the Exchange transactions on the timeline or with the terms anticipated, if at all; the performance of our business, including our research and development, our regulatory approvals, and our results of operations; the impact of general U.S. and foreign economic, industry, market, regulatory or political conditions; and the other risks and uncertainties identified in Groupon's periodic filings filed with the U.S. Securities and Exchange Commission, including Groupon's Annual Report on Form 10-K for the year ended December 31, 2024 and Groupon's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Contact
For more information about Groupon, please contact:

Investor Relations Contact: ir@groupon.com

Public Relations Contact Press@groupon.com

Source: Groupon, Inc.